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                                                                     EXHIBIT 3.9
                                                                     -----------


                                    BYLAWS

                                      of

                            TUBOSCOPE LINALOG INC.


                                  ARTICLE I.


                                 CAPITAL STOCK
                                 -------------

     Section 1.    Certificates Representing Shares.  The Corporation shall
     ----------    --------------------------------
deliver certificates representing all shares to which shareholders are entitled. Such certificates shall be signed by the President or a Vice President and either the Secretary or any Assistant Secretary, and shall bear the seal of the Corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

     Section 2.    Shareholders of Record.  The Board of Directors of the
     ----------    ----------------------
Corporation may appoint one or more transfer agents or registrars of any class of stock of the Corporation. Unless and until such appointment is made, the Secretary of the Corporation shall maintain among other records a stock transfer book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issues or from transfer. The names and addresses of shareholders as they appear on the stock transfer book shall be the official list of shareholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

     Section 3.    Transfer of Shares.  The shares of the Corporation shall be
     ----------    ------------------
transferable on the stock transfer books of the Corporation by the holder of record thereof, or his duly authorized attorney or legal representative, upon endorsement and surrender for cancellation of the certificates for such shares. All certificates surrendered for transfer shall be cancelled, and no new certificate shall be issued until a former certificate or certificates for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions for the
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protection of the Corporation and any transfer agent or registrar as the Board of Directors or the Secretary may prescribe.

                                  ARTICLE II.


                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     Section 1.    Place of Meetings.  All meetings of shareholders shall be
     ----------    -----------------
held at the registered office of the Corporation, or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting.

     Section 2.    Annual Meeting.  Annual meetings of the shareholders shall be
     ----------    --------------
held during each calendar year on a date and at a time designated by the Board of Directors or as may otherwise be set forth in the notice of the meeting. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.

     Section 3.    Special Meetings.  Special meetings of the shareholders may
     ----------    ----------------
be called by the President or the Board of Directors. Special meetings of shareholders may be called by the Secretary upon the written request of the holders of shares entitled to cast not less than fifty per cent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.

     Section 4.    Notice of Meeting.  Written notice of all meetings stating
     ----------    -----------------
place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the meeting to the shareholders of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Any notice required to be given to any shareholder under any provision of the Texas Business Corporation Act or the Articles of Incorporation or these bylaws need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

     Section 5.    Closing of Transfer Books and Fixing of Record Date. The
     ----------    ---------------------------------------------------
Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a

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share dividend, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall be not more than sixty days, and in the case of a meeting of shareholders not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

     Section 6.    Voting List.  The officer or agent having charge of the
     ----------    -----------
stock transfer books of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section 6 shall not affect the validity of any action taken at such meeting.

     Section 7.    Voting at Meetings.  Any holder of shares of the Corporation
     ----------    ------------------
entitled to vote shall be entitled to one vote for each such share, either in person or by proxy executed in writing by him or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

     Section 8.    Quorum of Shareholders.  The holders of a majority of shares
     ----------    ----------------------
entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but, if a quorum is not present or represented, a majority in interest of those present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. The vote of the holders of a majority of the shares entitled to vote at a meeting at which a quorum is present or represented shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or these bylaws.

     Section 9.    Officers.  The Chairman of the Board, if there is one, or
     ----------    --------
else the President, shall preside at, and the Secretary shall keep the records of, each meeting of shareholders. In the absence of either such officer, his duties shall be performed by another officer of the Corporation appointed by the Board of Directors or appointed at the meeting.

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                                 ARTICLE III.


                                   DIRECTORS
                                   ---------

     Section 1.    Number and Tenure.  The business and affairs of the
     ----------    -----------------
Corporation shall be managed by a Board of Directors initially consisting of the number of members specified as the initial Board of Directors in the Articles of Incorporation. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors or by due election of that number of directors by the shareholders, but no decrease by the Board of Directors shall have the effect of shortening the term of any incumbent director. Unless sooner removed in accordance with these bylaws, members of the Board of Directors shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified.

     Section 2.    Qualifications.  Directors need not be shareholders of the
     ----------    --------------
Corporation.

     Section 3.    Vacancies.  Any vacancy occurring in the Board of Directors
     ----------    ---------
or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors, though less than a quorum of the entire Board; provided, however, that any directorship to be filled by the Board of Directors by reason of an increase in the number of directors may be filled for a term of office continuing only until the next election of one or more directors by the shareholders; and provided, further, that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     Section 4.    Place of Meeting.  Meetings of the Board of Directors may be
     ----------    ----------------
held either within or without the State of Texas, at whatever place is specified by the officer calling the meeting. In the absence of specific designation, the meetings shall be held at the registered office of the Corporation.

     Section 5.    Regular Meetings.  The Board of Directors shall meet each
     ----------    ----------------
year immediately following the annual meeting of the shareholders, at the place of such meeting, for the transaction of such business as may properly be brought before it. No notice of annual meetings need be given to either old or new members of the Board of Directors. Regular meetings may be held at such other times as shall be designated by the Board of Directors.

     Section 6.    Special Meetings.  Special meetings of the Board of Directors
     ----------    ----------------
may be held at any time upon the call of the Chairman of the Board, the President or any two directors of the Corporation. Notice shall be sent by mail or telegram to the last known address of each director at least four days before the meeting. Oral notice may be substituted for such written notice if given not later than one day before the meeting. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice

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thereof, except where he attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 7.    Quorum.  A majority of the number of directors fixed pursuant
     ----------    ------
to these bylaws as from time to time amended shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time until they can secure the attendance of a quorum. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any regular or special directors' meeting may be adjourned from time to time by those present, whether a quorum is present or not.

     Section 8.    Committees.  The Board of Directors, by resolution or
     ----------    ----------
resolutions passed by a majority of the whole Board of Directors, may designate one or more members of the Board of Directors to constitute an Executive Committee and one or more other committees, which shall in each case consist of such number of directors as the Board of Directors may determine. The Executive Committee shall have and may exercise, subject to such restrictions as may be contained in the Articles of Incorporation or that may be imposed by law, all of the authority of the Board of Directors, including without limitation the power and authority to declare a dividend and to authorize the issuance of shares of the Corporation. Each other committee shall have and may exercise such powers of the Board in the management of the business and affairs of the Corporation, including without limitation the power and authority to declare a dividend and to authorize the issuance of shares of the Corporation, as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Articles of Incorporation or that may be imposed by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Texas, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall provide otherwise by resolution. The Board of Directors shall have power to change the membership of any such committee at any time, to fill vacancies therein and to disband any such committee, either with or without cause, at any time. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     Section 9.    Compensation.  Directors as such shall not receive any stated
     ----------    ------------
salary for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 10.    Removal.  Any director may be removed, either for or without
     -----------    -------
cause, at any special meeting of shareholders by the affirmative vote of a majority of the outstanding shares entitled to vote at elections of directors. The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by

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such removal may be filled at such meeting by vote of a majority of the shares represented at such meeting and entitled to vote for the election of directors.

                                  ARTICLE IV.


                                   OFFICERS
                                   --------

     Section 1.    Officers.  The officers of the Corporation shall be elected
     ----------    --------
by the Board of Directors, and shall consist of a President and a Secretary. The Board of Directors, in its discretion, may also elect a Chairman of the Board (who must be a director), one or more Vice Presidents, a Treasurer and such other officers as the Board of Directors may from time to time designate, all of whom shall hold office until their successors are elected and qualified. Any two or more offices may be held by the same person.

     The salaries of the officers shall be determined by the Board of Directors, and may be altered by the Board of Directors from time to time except as otherwise provided by contract. All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Corporation's business.

     Section 2.    Vacancies.  Whenever any vacancies shall occur in any office
     ----------    ---------
by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified.

     Section 3.    Removal.  Any officer or agent elected or appointed by the
     ----------    -------
Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 4.    Chairman of the Board.  The Chairman of the Board, if there
     ----------    ----------------------
is one, shall, if present, preside at all meetings of the shareholders and of the Board of Directors. If so designated by the Board of Directors, the Chairman of the Board shall be the chief executive officer of the Corporation. The Chairman of the Board may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed; and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 5.    President.  The President shall, subject to the control of
     ----------    ---------
the Board of Directors and the Chairman of the Board, if there is one, in general supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman of the Board, or if

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there is none, the President shall preside at all meetings of the shareholders and (if the President is a director) of the Board of Directors. If so designated by the Board of Directors, the President shall be the chief executive officer of the Corporation. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 6.    Vice President.  Any Vice President may perform the usual
     ----------    --------------
and customary duties that pertain to such office (but no unusual or extraordinary duties or powers conferred by the Board of Directors upon the President) and, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him.

     Section 7.    Secretary.  It shall be the duty of the Secretary to attend
     ----------    ---------
all meetings of the shareholders and Board of Directors and record correctly the proceedings had at such meetings in a book suitable for that purpose. It shall also be the duty of the Secretary to attest with his signature and the seal of the Corporation all stock certificates issued by the Corporation and to keep a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the Corporation. He shall also attest with his signature and the seal of the Corporation all deeds, conveyances or other instruments requiring the seal of the Corporation. The person holding the office of Secretary shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him. The duties of the Secretary may also be performed by any Assistant Secretary.

     Section 8.    Treasurer.  The Treasurer shall keep such moneys of the
     ----------    ---------
Corporation as may be entrusted to his keeping and account for the same. He shall be prepared at all times to give information as to the condition of the Corporation and shall make a detailed annual report of the entire business and financial condition of the Corporation. The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him. The duties of the Treasurer may also be performed by any Assistant Treasurer.

     Section 9.    Other Officers.  Assistant Secretaries, if any, and
     ----------    --------------
Assistant Treasurers, if any, shall have the duties set forth in Sections 6 and 7, respectively, of this Article IV. Any officer whose duties are not set forth in Sections 4 through 7 of this Article IV shall have such duties as the Board of Directors or the President may prescribe.

     Section 10.   Delegation of Authority.  In the case of any absence of any
     -----------   -----------------------
officer of the Corporation or for any other reason that the Board may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, shareholder or agent for whatever period of time seems desirable.

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                                  ARTICLE V.


                           MISCELLANEOUS PROVISIONS
                           ------------------------

     Section 1.    Indemnification.  Each person who at any time shall serve, or
     ----------    ---------------
shall have served, as a director, officer, employee or agent of the Corporation, or any person who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be entitled to indemnification as and to the fullest extent permitted by
Article 2.02-1 of the Texas Business Corporation Act or any successor statutory provision, as from time to time amended. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, vote of shareholders or directors, or other arrangement.

     Section 2.    Amendments.  These bylaws may be amended or repealed, or new
     ----------    ----------
bylaws adopted, (a) by the Board of Directors, unless the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw or unless the Articles of Incorporation or the Texas Business Corporation Act reserves the power to take such action to the shareholders in whole or part or (b) by the shareholders, unless the Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the bylaws.

     Section 3.    Waiver.  Whenever any notice is required to be given to any
     ----------    ------
shareholder, director or committee member under the provisions of any law, the Articles of Incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     Section 4.    Conference Telephone Meetings.  Meetings of shareholders,
     ----------    -----------------------------
directors, or any committee, may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 5.    Action Without a Meeting.  Any action required or permitted
     ----------    ------------------------
to be taken at a meeting of shareholders, directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders, directors or members of the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

     Section 6.    Offices.  The principal office of the Corporation shall be
     ----------    -------
located in Houston, Texas, unless and until changed by resolution of the Board of Directors. The

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Corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the Corporation may require.

     Section 7.    Resignations.  Any director or officer may resign at any
     ----------    ------------
time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     Section 8.    Seal.  The seal of the Corporation shall be circular in form
     ----------    ----
with a five pointed star in the center and the name of the Corporation around the margin thereof, or in such other form as may be fixed by resolution of the Board of Directors.

     Section 9.    Fiscal Year.  The fiscal year of the Corporation shall be
     ----------    -----------
fixed by resolution of the Board of Directors.

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